EXHIBIT 4.5

[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

No. U-1	UP TO $110,000,000

3.375% Convertible Senior Note due 2027

CUSIP No.: 846822 AE4

          Spartan Stores, Inc., a Michigan corporation, promises to pay to CEDE & CO., or its registered assigns, the principal sum of $0.00 (zero Dollars), or such greater amount as is indicated in the records of the Trustee and the Depositary (but not to exceed $110,00,000 (one hundred ten million Dollars)), on May 15, 2027 and to pay interest thereon from May 30, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year, commencing November 15, 2007, at the rate of 3.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Record Date with respect to such Interest Payment Date, which shall be the last Business Day prior to the applicable Interest Payment Date.

          Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day with the same force and effect as if made on the date the payment was due, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, Spartan Stores, Inc. has caused this instrument to be duly executed.

SPARTAN STORES, INC.

By:
Name:
Title:
Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[REVERSE OF NOTE]

3.375% Convertible Senior Note due 2027

          SPARTAN STORES, INC., a Michigan corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), issued this Note under an Indenture, dated as of May 30, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. This Note is one of the Securities referred to in the Indenture initially issued in an aggregate principal amount of $110,000,000.

1.          Further Provisions Relating to Interest

          (a)          Liquidated Damages. The Holder of this Note shall be entitled to receive Liquidated Damages as and to the extent provided in the Indenture and that certain Registration Rights Agreement, dated as of May 30, 2007, among the Company and the Initial Purchasers.

          (b)          Contingent Interest. The Holder of this Note shall be entitled to receive Contingent Interest as and to the extent provided in the Indenture.

          (c)          Additional Amounts. The Holder of this Note shall be entitled to receive Additional Amounts as and to the extent provided in the Indenture.

2.          Method of Payment

          The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at 5:00 p.m., New York City time, on the Record Date with respect to the applicable Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

          The Company shall make payments in respect of the Notes by check mailed to a Holder's registered address or, with respect to Global Notes, by wire transfer.

3.          Paying Agent and Registrar

          Initially, The Bank of New York Trust Company, N.A., (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.

4.          Ranking

          The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all of the Company's existing and future unsecured and unsubordinated indebtedness.

5.          Redemption

          The Notes will not be subject to redemption prior to May 20, 2012. On or after May 20, 2012, the Company shall have the right to redeem the Notes in whole or in part, at any time or from time to time for a cash Redemption Price, as described in the Indenture, plus any accrued and unpaid interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) thereon up to, but not including, the Redemption Date.

          If the Redemption Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to the person to whom principal is payable.

6.          Repurchase at the Option of the Holder

          Pursuant to Section 3.07 of the Indenture, the Notes, in whole or in part, shall be repurchased by the Company at the option of the Holder on May 15, 2014, May 15, 2017 and May 15, 2022 or the next Business Day following such dates to the extent any such date is not a Business Day in U.S. legal tender at 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), thereon to, but excluding the Repurchase Date; provided that if such Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) thereon to the person to whom principal is payable. No Notes may be repurchased by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Notes, other than a default in the payment of the Repurchase Price with respect to the Notes.

          Any Holder delivering to the Paying Agent a Repurchase Notice shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance the provisions of the Indenture. If the Repurchase Notice is withdrawn during such period, the Company will not be obligated to repurchase the related Notes.

7.          Repurchase at the Option of Holders Upon a Fundamental Change

          Pursuant to Section 3.08 of the Indenture, if a Fundamental Change occurs prior to May 15, 2014, the Notes shall be repurchased by the Company, in whole or in part, at the option of the Holder thereof, in cash, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 30 Business Days after the date of the Fundamental Change Notice delivered by the Company, at a repurchase price equal to 100% of the principal amount plus, accrued and unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) thereon to the person to whom principal is payable. No Notes may be repurchased by the Company at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default with respect to the Notes, other than a default in the payment of the Fundamental Change Repurchase Price with respect to the Notes.

          Holders delivering to the Paying Agent a Fundamental Change Repurchase Notice shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with the provisions of the Indenture. If the Repurchase Notice is withdrawn during such period, the Company will not be obligated to repurchase the related Notes.

8.          Conversion

          Subject to and upon compliance with the provisions of the Indenture, this Note or any part hereof may be converted by a Holder at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity; provided, however, that this Note may be converted only during the periods and under the conditions specified in clauses (i) through (vi) of Section 10.01(a) of the Indenture. The Settlement Amount deliverable upon any such conversion shall be as described in Section 10.02 of the Indenture.

9.          Denominations, Transfer, Exchange

          The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. A Holder of this Note may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder of this Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

10.          Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.          Tax Matters

          Each Holder and beneficial owner of this Note, by acquiring or holding this Note (or a beneficial interest therein) is deemed to have agreed (a) that for United States federal income tax purposes this Note will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (b) that the Holders will report original issue discount and interest on this Note in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (c) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Notes is 8.25% per annum, compounded semi-annually and the "projected payment schedule" may be obtained by contacting the Company at the address set forth in Section 12.02 of the Indenture. The Company shall file with the Trustee no later than the end of each calendar year, (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the United States Internal Revenue Code of 1986, as amended from time to time (the "Code").

12.          Unclaimed Money

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

13.          Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any Default or Event of Default may be waived by Notice to the Trustee by the Holders of at least a majority in aggregate principal amount of the outstanding Notes. In certain circumstances set forth in the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder.

14.          Defaults and Remedies

          Subject to Section 11.05 of the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(viii) or 6.01(ix) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on all the Notes to be due and payable, except as provided in the Indenture. If an Event of Default specified in Section 6.01(viii) or 6.01(ix) of the Indenture occurs with respect to the Company, the principal of and interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on, all the Notes then outstanding will, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. Under certain circumstances, the

Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such declaration with respect to the Notes and its consequences. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Note as provided in the Indenture.

15.          Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.          Indenture and Notes Solely Corporate Obligations

          No recourse for the payment of the principal of or interest on any Notes or for any claim based upon any Notes or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Notes or because of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company's subsidiaries or of any successor thereto, either directly or through the Company or any of the Company's subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

17.          Authentication

          This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

18.          Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.          GOVERNING LAW

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.          CUSIP and ISIN Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in all notices issued to Holders of this Note as a convenience to such Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

CONVERSION NOTICE

TO:          SPARTAN STORES, INC. and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Conversion Agent

          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that the check in payment for cash and/or the shares of Common Stock, as the case may be, issuable and deliverable upon such conversion, and any cash deliverable upon conversion in lieu of fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: __________

Signature(s)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment in cash for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):	$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:          SPARTAN STORES, INC. and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Spartan Stores, Inc. (the "Company") regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to, but excluding, the Repurchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: __________

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): __________

Principal amount to be repurchased
(if less than all, must be $1,000 or whole multiples thereof): __________

Social Security or Other Taxpayer Identification Number: __________

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:          SPARTAN STORES, INC. and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Spartan Stores, Inc. (the "Company") regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to, but excluding, the Fundamental Change Repurchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: __________

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): __________

Principal amount to be repurchased
(if less than all, must be $1,000 or whole multiples thereof): __________

Social Security or Other Taxpayer Identification Number: __________

ASSIGNMENT

          For value received ____________________ hereby sell(s) assign(s) and transfer(s) unto ____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

          In connection with any transfer of the Notes prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has become effective under the Securities Act), the undersigned confirms that such Notes are being transferred:

☐	To Spartan Stores, Inc. or a subsidiary thereof; or

☐	To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has become effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated: __________

Signature(s)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:

Date	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Increase or Decrease	Signature of Authorized Sigantory of Trustee or Custodian